EXHIBIT 10.6

CYGNI CAPITAL LLC
     170 Newport Center Drive, Suite 220
     Newport Beach, CA   92660


May 10, 2004
(Via Fax)

Matt Kerper
President
Whitelight Technologies, Inc.
170 Newport Center Dr.
Suite 220
Newport Beach, CA 92660

Dear Matt,

As a result of our meetings and conversations, and as per your request, the purpose of this letter is to propose the engagement of Cygni Capital LLC and Alan Knitowski's company, Ecewa Capital LLC, (collectively "Cygni") by Whitelight Technolgoies, Inc., (the "Company") on a non-exclusive basis for a period of twelve (12) months, to render business development and corporate finance services.

1. Engagement of Cygni: The Company hereby engages Cygni and Cygni hereby agrees to render services to the Company as a business development and corporate finance consultant.

2. Scope of Engagement: The Company desires that Cygni provide advice and consultation to the Company, regarding general business and corporate finance issues and planning, including but not limited to the following:

     a.   corporate organization and structure;
     b.   strategic alliances, mergers and acquisitions;
     c.   private and public equity and debt financing;
     d.   due diligence;
     e.   capital sources and the formation of financial transactions;
     f.   corporate finance methods and systems;
     g. guidance and assistance in available market alternatives to maximize Company shareholder value;
     h.   outsourcing solutions;
     i.   advise and consultation in regulatory filings;
     j.   obtain market maker sponsorship for quotation on the OTC Bulletin
          Board.

Specifically, Cygni will act as Corporate Financial Consultant to the Company, for the purpose of (i) advising the Company on its corporate structure, business opportunities, private and public financing alternatives, and (ii) advising the Company on structuring and funding an anticipated initial Private Offering for 2,000,000 shares of common stock at $0.75 per share (the "Offering") to fund the Company and (iii) filing a registration with the SEC ("Registration") which will qualify the Company as a fully reporting, trading, company quoted on the OTC Bulletin Board, as follows:

     Chronology. The exact timing of any registration will, of course, be subject to certain events that are only partially under our mutual control, such as, the time it takes to audit the Company's Financial Statements, the time it takes to prepare and fund the Offering, the time it takes for counsel to prepare registration documents and/or reorganization documents and proxy statement, the time it takes for shareholder approval of the Registration by the

Matt Kerper
President
Whitelight Technologies, Inc.
May 10, 2004
Page 2

     Company, and the time it takes for certain regulatory submittals post Registration. The Registration can only be filed after the Offering is completed. However, it takes approximately 60 days for the SEC to review and respond to any registered filing, after which there may be further delays dependent upon the time it takes for the Company to respond to any SEC inquiries or requests for further information. Specifically, the chronology of events should be as follows:

     i.   Preparation and Funding of any Private Offering;
     ii.  Preparation and Filing of the Registration Statement;
     iii. File an S-2, SB-2 or S-4 Registration to register the Company's common stock;
     iv.  NASD trading application.

     Funding. Cygni will arrange for not less than $200,000 in funding to the Company from the Trymetris Capital Fund I, LLC under terms and conditions to be negotiated and acceptable to the Company.

The Financial Services shall be provided to the Company in such form, manner and place as the Company reasonably requests. Cygni shall not, by this Agreement, be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company, whether or not they are competitors of Company. Cygni does not guarantee that its efforts will have any impact upon the Company's business, or the business of the Company's clientele, or that there will be any specific result or improvement from Cygni's efforts. Cygni acknowledges and agrees that confidential and valuable information proprietary to the Company and/or the Company's clientele obtained during its engagement by the Company, shall not be, directly or indirectly, disclosed without the prior express written consent of the Company, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

Solely at your option, Cygni, or an affiliate or designated assignee, is also available to perform certain corporate and investor relations services for the Company, on a term or month-to-month basis subsequent to the Registration at a fee and under terms to be negotiated. However, we suggest that you budget not less than $15,000 per month for such expenses. The investor relations services shall include advice and consultation on all media, marketing and investor relations materials, assistance in preparation of press releases for your approval, and preliminary handling through our offices of media and investor inquiries, relations with its securities holders and introductions to institutional investors. In addition, Cygni would assist the Company in obtaining increased sponsorship of additional market makers and will also become involved with the placement of blocks of the Company's stock, should any become available for sale. In conjunction with its other activities for the Company, Cygni will assist the Company in obtaining additional research coverage from other broker/dealers and independent analysts.

The Company hereby recognizes and agrees that it has not engaged Cygni as a placement agent or underwriter in connection with the services set forth herein and that Cygni will not act as a placement agent or underwriter, will not participate in negotiations between the Company and potential buyers of the Company's stock, and that Cygni is not a NASD/SEC registered

Matt Kerper
President
Whitelight Technologies, Inc.
May 10, 2004
Page 3

party. The parties herein agree that Cygni is not acting as an agent, representative, or employee of the Company in performing the services set forth herein. Cygni shall make no representations nor disseminate any information concerning the Company other than information supplied by the Company an/or that is then currently available to the public. The Company agrees to indemnify and hold harmless Cygni for claims, losses, charges, fees (including reasonable attorney's fees), expenses and liabilities arising out of this Agreement or the Company's actions in connection with the Cygni's services herein.

3. Term: This Agreement shall terminate twelve (12) months from the date of execution hereof. This Agreement will automatically renew for an additional six (6) month term, unless otherwise notified in writing, by means of a notice of intent not to renew, at least 30 days prior to the expiration of the Agreement. After the initial twelve (12) month term, this Agreement may be terminated by either party on thirty (30) days prior written notice.

4.   Fees:
     a.   Cash:

          i. Upon execution of this Agreement, and every thirty (30) days thereafter until termination Cygni shall be paid a monthly fee in advance of $10,000.
          ii. Concurrent with the completion of any transaction ("Transaction"), other than the Offering referred to herein, and in further consideration of its consulting services, the Company agrees to compensate Cygni by payment of a Finder's Fee ("Fee") of eight percent (8%) of the funds raised in connection with the Offering contemplated herein. An escrow, trust or similar third party agent will be used for each closing to which Cygni shall be a party, and any and all consideration due Cygni shall be paid to Cygni directly therefrom. In addition the Fee shall include five (5) year warrants (the "Warrants") for the purchase of an equity interest of the Company equal to eight (8%) of the securities subject to the Transaction, including but not limited to securities issued, or to be issued through exercise of a convertible instrument and/or exercisable warrants. These Warrants shall be exercisable at the per share price of securities sold in the Offering and shall contain price anti-dilution provisions. The shares underlying the Warrants will have standard demand registration and piggyback rights and a cashless exercise provision.

               The Fee shall be based upon the Consideration earned or paid upon completion of a Transaction within the six-month period after the date this Agreement has been signed by both you and Cygni. The Fee will be paid immediately at the time the investment is made. Cygni shall not be entitled to any Fee if a Transaction is not completed.

               A Transaction shall include any single transaction or series of combinations of transactions, other than in the ordinary course of trade or business whereby, directly or indirectly, control of an interest of the Company or any of its businesses or assets is transferred for Consideration (as defined below) to any other party, their nominees, assignees, or affiliates. A Transaction shall include, without limitation, a sale or exchange of capital stock or assets, loans, guarantees or assumption of indebtedness, leases of assets with or without purchase options, a merger or

Matt Kerper
President
Whitelight Technologies, Inc.
May 10, 2004
Page 4

               consolidation, a tender or exchange offer, leveraged buyout, the formation of a joint venture, minority investment or
               partnership or any similar transaction.   Consideration shall
               mean the sum of (i) cash, (ii) market value of securities or interests, and (iii) indebtedness for money loaned or borrowed (including guarantees and pension liabilities) assumed in connection with a Transaction.

               All forms of compensation set forth in this subsections are payable to Cygni with respect to any completed Transaction, by and between the Company and any person or entity and their affiliates having previously met with, spoken to and/or introduced by Cygni, for the period from the execution date of this Agreement through the end of the 12th month following the termination date of this agreement, after giving effect to any and all extensions to this Agreement.

5. Disclaimer of Responsibility for Acts of the Company: The obligations of Cygni described herein are strictly limited to those of providing Financial Services to the Company. In no event shall Cygni be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Cygni hereunder, shall be those of the Company or such affiliates and Cygni shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

6. Expenses: The Company is responsible for all costs related to any Offering, which may include but are not limited to the preparation and production of a PPM, legal fees, printing and reproduction costs, accounting and other professional services, Blue Sky registration fees, road show and travel related expense and miscellaneous out-of-pocket expenses incurred in connection with this engagement. We estimate that your legal fees for the registration filing with the SEC and NASD should not exceed $50,000. The Company will be required to pay for all preapproved Cygni expenses in excess of $500 in advance by either providing for direct billing to the Company or Company's credit card. Any expenses incurred by Cygni on behalf of the Company, related to this engagement will be invoiced and due upon receipt.

7. Successors: This Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.

8. Assignment: Neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.

9. Governing Law: This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California applicable to Agreements to be entered into and entirely performed in such State.

10. Costs and Attorneys' Fees: If any action, suit, arbitration proceeding or other proceeding is instituted arising out of this Agreement, the prevailing party shall recover all of such party's costs, including, without limitation, the court costs and attorneys' fees incurred therein, including

Matt Kerper
President
Whitelight Technologies, Inc.
May 10, 2004
Page 5

any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

11. Waiver and Amendment: No waiver, amendment or modification of any provision of this Agreement shall be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.

12. Severability: In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portions were deleted.

13. Entire Agreement: This Agreement and any exhibits herein incorporated and attached hereto supersede all prior and contemporaneous negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties.

Please confirm that the foregoing correctly sets forth your understanding of our agreement and return one executed copy of this Agreement within seven (7) business days of the date of this letter to our office at 170 Newport Center Dr., Suite 220, Newport Beach, CA 92660, after which this proposal shall be deemed withdrawn.

Regards,

/s/ Eric Chess Bronk
Eric Chess Bronk

Accepted and agreed to this 12th day of May 2004

WHITELIGHT TECHNOLOGIES, INC.

By: /s/ Matt Kerper
     Matt Kerper,  President